Exhibit (h)(vi) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K


        SUB-FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

AGREEMENT dated as of December 1, 2001 by and between The Huntington National Bank ("Huntington") and State Street Bank and Trust Company ("State Street").

WHEREAS, Huntington and The Huntington Funds and Huntington VA Funds (each the "Fund" or together the "Funds") have entered into a certain financial administration and accounting services agreement dated as of December 1, 2001 as amended and in effect from time to time (the "Huntington Agreement");

WHEREAS, Huntington desires to sub-contract certain of its rights, duties and responsibilities under the Huntington Agreement and to retain State Street as financial administrator (the "Financial Administrator") to furnish certain financial administrative services on behalf of the Funds;

WHEREAS, Huntington desires to sub-contract certain of its right, duties and responsibilities under the Huntington Agreement and to retain State Street as accounting agent (the "Accounting Agent") to perform certain accounting and recordkeeping services on behalf of the Funds; and

WHEREAS, State Street is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:


I.  APPOINTMENT

    A.      Of State Street as the Financial Administrator

Huntington hereby appoints State Street to act as Financial Administrator with respect to the Funds for purposes of providing certain financial administrative services for the period of and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the financial administrative services stated herein.

The Funds will initially consist of the Portfolios identified under Exhibit A hereto (each, a "Portfolio" and collectively, the "Portfolios"). In the event that a Fund establishes one or more additional portfolios with respect to which Huntington wishes to retain the Financial Administrator to act as financial administrator hereunder, Huntington shall notify the Financial Administrator in writing. Upon such notification, such portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by Huntington) may be modified with respect to each additional Portfolio in writing by Huntington and the Financial Administrator at the time of the addition of the Portfolio.

   B.   Of State Street as the Accounting Agent

Huntington hereby appoints State Street to act as Accounting Agent with respect to the Funds for purposes of providing certain accounting and recordkeeping services for the period of and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the accounting and recordkeeping services stated herein.

The Funds will initially consist of the Portfolios identified under Exhibit A hereto. In the event that the Fund establishes one or more additional portfolios with respect to which Huntington wishes to retain the Accounting Agent to act as accounting agent hereunder, Huntington shall notify the Accounting Agent in writing. Upon such notification, such portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by Huntington) may be modified with respect to each additional Portfolio in writing by Huntington and the Accounting Agent at the time of the addition of the Portfolio.


II. REPRESENTATIONS and WARRANTIES

   A.   By State Street.  State Street represents and warrants that:
        ----------------

1.    It is a Massachusetts  trust company,  duly organized and existing under the laws of The Commonwealth of Massachusetts;

2.    It has the  corporate  power and  authority  to carry on its business in
           The Commonwealth of Massachusetts;

3.    All requisite corporate  proceedings have been taken to authorized it to enter into and perform this Agreement;

4.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair State Street's ability to perform its duties and obligations under this Agreement; and

5.    Its entrance into this  Agreement  shall not cause a material  breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it.

   B.   By Huntington.  Huntington represents and warrants that:
        --------------

1.    It is a national  banking  association,  existing  and in good  standing under the banking laws of the United States;

2.    It has the power and authority  under  applicable laws to enter into and perform this Agreement;

3.    All requisite  proceedings have been taken to authorize it to enter into and perform this Agreement;
4.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair Huntington's ability to perform its duties and obligations under this Agreement; and

5.    Its entrance into this Agreement will not cause a material  breach or be in material conflict with any other agreement or obligation of Huntington or any law or regulation applicable to it.


III.  DUTIES of STATE STREET

    A.      As the Financial Administrator

The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of Huntington and the review and comment by the Funds' auditors and legal counsel and in accordance with procedures which may be established from time to time between Huntington and the Financial Administrator:

1.    Oversee the  determination and publication of each Portfolio's net asset value ("NAV") in accordance with the applicable Fund's policy as adopted from time to time by the Board of Trustees of such Fund (the "Board");

2.    Oversee the  maintenance  by Huntington as Custodian and State Street as sub-custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

3.    Compile and deliver to  Huntington  or its  designee,  Fund  performance statistics including yields and total returns;

4.    Prepare and submit for  approval by officers of each Fund a Fund expense budget, review expense calculations and arrange for payment of the Fund's expenses;

5.    Prepare  for review and  approval  by  officers  of each Fund  financial information for the Fund's semi-annual reports, proxy statements and other communications required or otherwise to be sent to shareholders;

6.    Prepare for review by an officer of and legal  counsel for each Fund the
           Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and SEC Rule 24f-2 notices and such other reports, forms or filings as may be mutually agreed upon;

7.    Prepare  reports  relating to the  business  and affairs of each Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, sub-custodian, legal counsel or independent accountants;
8.    Make such  reports and  recommendations  to  Huntington  concerning  the performance of the Fund's independent accountants as Huntington may reasonably request;

9.    Make such  reports and  recommendations  to  Huntington  concerning  the performance and fees of the Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as Huntington may reasonably request or deems appropriate;

10.   Oversee and review  calculations of fees paid to each Fund's  investment
           adviser,    custodian,     sub-custodian,    fund    administrator,
           sub-administrator and Transfer Agent;

11.   Consult  with  each  Fund's  officers,  independent  accountants,  legal counsel, custodian, fund administrator, sub-administrator and Transfer Agent in establishing the accounting policies of the Fund;

12.   Respond  to,  or  refer  to each  Fund's  officers  or  Transfer  Agent, shareholder inquiries relating to the Fund;

13.   Prepare  Fund income  forecasts  and submit for  approval by officers of the Fund, recommendations for Fund income dividend distributions;

14.   Review and provide assistance on shareholder communications;

15.   File  annual  and  semi-annual  N-SAR  with the  appropriate  regulatory agencies;

16.   Review text of "President's  letters" to shareholders and  "Management's
           Discussion of Corporate Performance" (which shall also be subject to review by the Fund's legal counsel); and

17.   Maintain  continuing  awareness of significant  emerging  regulatory and legislative developments which may affect the Fund, and provide related planning assistance where requested or appropriate.

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

   B.   As the Accounting Agent.
        ------------------------

1.    Books of  Account.  The  Accounting  Agent shall  maintain  the books of account of the Fund and shall perform the following duties in the manner prescribed by the Fund's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Accounting Agent (a "Governing Document"):

a.    Value the assets of each Portfolio using:  primarily,  market quotations including the use of matrix pricing supplied by the independent pricing services selected by the Accounting Agent in consultation with the Fund's investment adviser (the "Adviser") or sources selected by the Adviser and reviewed by the Board; secondarily, for securities for which no market price is available, the Pricing Committee of the Board (the "Committee") will determine a fair value in good faith. Consistent with Rule 2a-4 of the 1940 Act, estimates may be used where necessary or appropriate; or thirdly, such other procedures as may be adopted by the Board. The
                 Accounting Agent is not the guarantor of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Fund or Huntington for potential errors in valuing a Portfolio's assets or calculating the
                 NAV per share of such Portfolio or class when the calculations are based upon such prices;

b.    Determine the NAV per share of each Portfolio  and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus of the Fund;

c.    Calculate the net income of each of the Portfolios, if any;

d.    Calculate  realized  capital  gains or losses of each of the  Portfolios resulting from sale or disposition of assets, if any;

e.    Maintain  the general  ledger and other  accounts,  books and  financial records of the Fund, including for each Portfolio, and/or class, as required under Section 31(a) of the 1940 Act and the Rules thereunder in connection with the services provided by State Street;

f.    At  the  request  of  Huntington,   prepare  various  reports  or  other
                 financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

g.    Such  other  similar   services  as  may  be  reasonably   requested  by
                 Huntington.

Huntington shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to a Fund's governing document. The Accounting Agent shall not be responsible for any revisions to calculations unless such revisions are communicated in writing to the Accounting Agent.

        2. Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of each Fund under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the applicable Fund and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of Huntington or the Funds and employees and agents of the Securities and Exchange Commission. Subject to Section XVI below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.


IV.   DUTIES of HUNTINGTON

   A.   Delivery  of  Documents.  Huntington  will  promptly  deliver  to  the
        ------------------------
Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

        1. Each Fund's Agreement and Declaration of Trust;

2.    Each  Fund's  currently  effective   registration  statement  under  the
           Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information (the "Prospectus") relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

3.    Certified copies of resolutions of the Board  authorizing (a) Huntington to enter into this Agreement and (b) certain individuals on behalf of Huntington and its third-party agents to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) sign checks and pay expenses;

4.    The investment  advisory  agreement between each Fund and its investment adviser; and

5.    Such other  certificates,  documents  or  opinions  which the  Financial
           Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

Huntington shall provide, or shall cause its third-party agent to provide, timely notice to the Accounting Agent of all data reasonably required as a condition to the Accounting Agent's performance described in Section III.B hereunder.

State  Street  is  authorized   and  instructed  to  rely  upon  any  and  all
information it receives from Huntington or its third-party agent. State Street shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of Huntington.

State Street shall value each Portfolio's securities and other assets utilizing prices obtained from sources designated by Huntington or its duly authorized agent, on a Price Source Authorization substantially in the form attached hereto as Exhibit B or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the "Authorized Price Sources"). State Street shall not be responsible for any revisions to the methods of calculation adopted by the Fund until such revisions are communicated in writing to the Custodian.

   B. Proper Instructions. Huntington and its third-party agents shall communicate to State Street by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) communication effected directly between Huntington or its third-party agents and State Street by electro-mechanical or electronic devices, provided that Huntington and State Street have approved such procedures. State Street may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of Huntington. Oral instructions shall be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions. Huntington and its third-party agents shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. Huntington and its third-party agents shall give timely Proper Instructions to State Street in regard to matters affecting accounting practices and State Street's performance pursuant to this Agreement.


V.    COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

Huntington assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to each Fund.


VI.     WARRANTIES

If, prior to the Accounting Agent's calculation of the current NAV, Huntington or its third-party agent notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and Huntington on behalf of itself and each Fund agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof. The Accounting Agent makes no warranties with respect to the calculations and data processing it provides pursuant to the terms of this Agreement insofar as the calculations and data processing relate to the qualification of the Fund as a regulated investment company under state or federal securities and tax laws, or any requirements or obligations thereunder.


VII.  FORCE MAJEURE

State Street shall have no liability for cessation of services hereunder or any damages resulting therefrom to Huntington or a Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, computer viruses, communication disruption or other impossibility of performance.




VIII.   INSTRUCTIONS and ADVICE

At any time, State Street may apply to Huntington for instructions and may consult with its own legal counsel or outside counsel for Huntington or the independent accountants for the Fund at the expense of Huntington, provided that State Street first obtains Huntington's consent, which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by State Street under the terms of this
Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, State Street shall not be liable, and shall be indemnified by Huntington for any action taken or omitted by it in good faith reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. State Street shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from Huntington. Nothing in this paragraph shall be construed as imposing upon State Street any obligation to seek such instructions or advice, or to act in accordance with such advice when received.


IX.   NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to State Street:     LaFayette Corporate Center
                  2 Avenue de LaFayette LCC5S
                  Boston, Massachusetts  02111
                  ATTN:  Thomas A. Ponti
                  Telephone:  (617) 662-3588
                  Facsimile:  (617)

If to Huntington: The Huntington National Bank
                  41 South High Street
                  Columbus, Ohio  43215
                  ATTN: Daniel B. Benhase
                  Telephone: (614) 480-3242
                  Facsimile:  (614) 480-3612

With a copy to General Counsel.


X.      CONFIDENTIALITY

State Street agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to a Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of Huntington.


XI.     LIMITATION of LIABILITY and INDEMNIFICATION

State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under
Section XVI, shall have no responsibility for the actions or activities of any other party, including other service providers. State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely and directly caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of State Street, its officers or employees. STATE STREET SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES) IN ANY WAY DUE TO HUNTINGTON'S USE OF THE SERVICES DESCRIBED HEREIN OR THE PERFORMANCE OF OR FAILURE TO PERFORM STATE STREET'S OBLIGATIONS UNDER THIS AGREEMENT. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

Nothing in this Agreement shall be construed to relieve Huntington of any responsibility or liability it has to the Fund under the Huntington Agreement.

Huntington shall indemnify and hold State Street harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by State Street resulting from any claim, demand, action or suit in connection with State Street's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by Huntington, provided that this indemnification shall not apply to actions or omissions of State Street, its officers or employees in cases of its or their own negligence or willful misconduct.

The indemnification contained herein shall survive the termination of this Agreement.


XII.    EXCLUSIVE REMEDY

State Street's total liability during any twelve-month period shall be limited to actual or direct damages up to the greater of: (1) a maximum of the aggregate amount of fees earned by State Street under Article XV hereunder during the last twelve months prior to the time the event giving rise to liability occurs; or $1 million.




XIII.   SERVICES NOT EXCLUSIVE

The services of State Street to Huntington are not to be deemed exclusive and State Street shall be free to render similar services to others. State Street shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by Huntington from time to time, have no authority to act or represent Huntington or the Funds in any way or otherwise be deemed an agent of Huntington.


XIV.    TERM; TERMINATION; AMENDMENT

   A.   Term.  This  Agreement  shall  become  effective  on  the  date  first
        ----
written above and shall remain in full force and effect unless either party terminates this Agreement as provided herein.

   B. Termination. Either party may terminate this Agreement by at least sixty (60) days' prior written notice to the other party provided however, that as soon as practicable upon receipt of notice from the Funds of the termination of the Huntington Agreement, Huntington shall notify State Street in writing of the termination of this Agreement which shall then be coterminous with the Huntington Agreement. If at any time the Huntington Agreement is amended so as to shorten the notice provision of termination of the Huntington Agreement to less than sixty (60) days, the preceding proviso shall automatically become null and void.

Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio.

Upon termination of this Agreement, Huntington shall pay to State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

   C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.


XV.   FEES, EXPENSES and EXPENSE REIMBURSEMENT

State Street shall receive from Huntington such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, Huntington shall reimburse State Street for its out-of-pocket costs incurred in connection with this Agreement including all costs and expenses including reasonable attorney's fees, incurred by State Street to collect any charges due under this Agreement.

Huntington agrees to promptly reimburse State Street for any equipment and supplies specially ordered by or for Huntington through State Street and for any other expenses not contemplated by this Agreement that State Street may incur on the Fund's behalf at Huntington's request or with Huntington's consent.

Each Fund will bear all expenses that are incurred in the operation of the Fund and not specifically assumed by State Street. Expenses to be borne by each Fund include, but are not limited to: Organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State Street under this Agreement); cost of any services contracted for by the Fund directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of Huntington or the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Portfolio's NAV.


XVI.  ASSIGNMENT; SUCCESSOR AGENT; SUB-CONTRACTORS

   A.   Assignment.  This  Agreement  shall not be  assigned  by either  party
        -----------
without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

   B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for a Fund shall be appointed by the Fund, State Street shall upon termination deliver to such successor agent at the office of State Street all properties of the Fund held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by State Street under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

   C. Sub-contractors.  State  Street  is  authorized  to and  may  employ  or
      ----------------
associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by State Street and further provided that the appointment of any such person or persons shall not relieve State Street of its obligations as set forth in this Agreement.


XVII. ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.


XXIII.      WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


XIX.  HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.


XX.   SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions which specifically provide for survival beyond expiration or termination, all provisions regarding indemnification, warranty, liability and limits thereon shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.




XXI.  SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.


XXII. GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules.


XXIII.      REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


                      [Remainder of Page Intentionally Blank]



      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STATE STREET BANK AND TRUST COMPANY




By:    /s/ Joseph L. Hooley
     ----------------------------------
Name:  Joseph L. Hooley
Title:  Executive Vice President


THE HUNTINGTON NATIONAL BANK




By:  /s/ Daniel B. Benhase
     ----------------------------------
Name:  Daniel B. Benhase
Title:  Executive Vice President

                                  EXHIBIT A
                            As of December 1, 2001



                       Huntington Dividend Capture Fund
                   Huntington Fixed Income Securities Fund
                    Huntington Florida Tax-Free Money Fund
                            Huntington Growth Fund
                        Huntington Income Equity Fund
                Huntington Intermediate Government Income Fund
                     Huntington International Equity Fund
                      Huntington Michigan Tax-Free Fund
                       Huntington Mid-Corp America Fund
                         Huntington Money Market Fund
                     Huntington Mortgage Securities Fund
                         Huntington New Economy Fund
                 Huntington Ohio Municipal Money Market Fund
                        Huntington Ohio Tax-Free Fund
                        Huntington Rotating Index Fund
          Huntington Short-Intermediate Fixed Income Securities Fund
                  Huntington U.S. Treasury Money Market Fund
                          Huntington VA Growth Fund
                       Huntington VA Income Equity Fund
                     Huntington VA Dividend Capture Fund
                   Huntington VA International Equity Fund
                     Huntington VA Mid Corp America Fund
                        Huntington VA New Economy Fund
                      Huntington VA Rotating Index Fund